Exhibit 99.1

PROS HOLDINGS, INC. REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

•	Record third quarter revenue of $36.8 million, meeting the high end of guidance, an increase of 23% over the third quarter of 2012.

•	GAAP operating income of $1.4 million for the third quarter.

•	Non-GAAP operating income for the third quarter was $6.3 million, exceeding the high end of guidance.

•	GAAP earnings per share for the third quarter of $0.03, and non-GAAP earnings per share of $0.15.

HOUSTON, – November 4, 2013 — PROS Holdings, Inc. (NYSE: PRO), a big data software company, today announced financial results for the third quarter ended September 30, 2013.

Total revenue for the third quarter of 2013 was $36.8 million and represented an increase of 23% over the third quarter of 2012.

CEO Andres Reiner stated, “We are pleased to deliver another solid quarter with revenue at the high end of guidance. We believe our performance reflects our continued execution against our stated long-term growth strategies of accelerating awareness and adoption of our solutions, extending our product leadership position, and increasing our global reach and scale. We believe PROS is in a strong position to capitalize on the market opportunity ahead, and our planned acquisition of Cameleon Software will only make us stronger.”

For the quarter ended September 30, 2013, GAAP operating income was $1.4 million, compared with $1.8 million in the third quarter of 2012. GAAP net income for the third quarter was $1.0 million, or $0.03 per share, compared with $1.4 million, or $0.05 per share, in the third quarter of 2012.

For the quarter ended September 30, 2013, non-GAAP operating income was $6.3 million, compared with $4.3 million in the third quarter of 2012. Non-GAAP net income for the third quarter of 2013 was $4.6 million, or $0.15 per share, compared with $3.2 million, or $0.11 per share, in the third quarter of 2012.

Recent Business Highlights

•	Announced plans to acquire Cameleon Software, a market-leading configure, price and quote software provider headquartered in Toulouse, France.

•	Continued to scale across a diverse range of industries with new customers such as Air Berlin, B.W. Rogers, and Unify (formerly known as Siemens Enterprise Communications), among others.

•	Introduced PROS Availability Server, designed to help airlines improve revenue and reduce costs by providing a real-time dynamic pricing engine direct to the airline’s distribution channels.

•	Announced addition of Eric Allen as General Manager of EMEA, strengthening the leadership team and go-to-market strategies in Europe.

•
Achieved powered-by HANA certification by SAP for PROS B2B solution, continuing PROS longstanding commitment to provide the most complete and seamless big data application for pricing and sales effectiveness in the SAP community.

Executive Vice President and Chief Financial Officer Charles Murphy stated, “We are pleased with our third quarter performance with revenue increasing 23% period over period.  We also saw strong operating profit growth while continuing to invest in the

business. We continue to have a strong balance sheet with cash of approximately $91 million and no bank debt.   Our global pipeline of opportunities remains strong, and we remain confident in our ability to achieve full year revenue growth of approximately 23%.”

The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the three and nine months ended September 30, 2013 and 2012.

Financial Outlook

Based on information as of today, PROS anticipates the following:

•
Total revenue for the fourth quarter of 2013 in the range of $38.3 million to $38.9 million and total revenue for the full year ending December 31, 2013, in the range of $144.3 million and $144.9 million.

•	GAAP income from operations of $0.3 million and break even GAAP earnings per share for the fourth quarter of 2013.

•
Non-GAAP income from operations of $5.3 million to $5.9 million and non-GAAP earnings per share of $0.12 to $0.14 for the fourth quarter of 2013, which excludes estimated non-cash share-based compensation charges of approximately $4.4 million and estimated acquisition-related expenses of approximately $1.3 million.

•	GAAP and non-GAAP estimated tax rate of approximately 30% and 27%, respectively, for the fourth quarter of 2013.

•	Estimated weighted average of 30.4 million diluted shares outstanding for the fourth quarter of 2013.
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on November 4, 2013, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial (800) 510-9691 (domestic) or (617) 614-3453 (international). The pass code for the call is 36343579. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.pros.com.

Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 76792426. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.pros.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a big data software company that helps customers outperform in their markets by using big data to sell more effectively. We apply 27 years of data science experience to unlock buying patterns and preferences within transaction data to reveal which opportunities are most likely to close, which offers are most likely to sell and which prices are most likely to win. PROS offers big data solutions to optimize sales, pricing, quoting, rebates and revenue management across more than 30 industries. PROS has implemented more than 600 solutions in more than 55 countries. The PROS team comprises more than 700 people around the world. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance; positioning; management's confidence and optimism; customer successes; the success of our planned acquisition of Cameleon Software; reseller and OEM network growth and reach; big data solutions to optimize sales, pricing, quoting, rebates and revenue management; solutions demand; business predictability and effective tax rate. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk that we will face increased competition as part of entering new markets, (b) the risk that the market for PROS’ sales, pricing, quoting, rebate and revenue management optimization software does not grow as anticipated, (c) the challenges associated with selling, installing, and delivering PROS' products and services, (d) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (e) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (f) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (g) the risk that PROS will not be able to maintain historical maintenance renewal rates, (h) personnel and other risks associated with growing a business generally, (i) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions, (j) the impact of currency fluctuations on PROS’ results of operations, (k) civil and political unrest in regions in which PROS operates and (l) the risk that reseller and other relationships do not increase sales of PROS’ solutions. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry.

Investor Contact:PROS Investor Relations
Staci Strauss-Mortenson
646-277-1200
Staci.Mortenson@icrinc.com

Media Contact:PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	September 30, 2013	December 31, 2012
Assets:
Current assets:
Cash and cash equivalents	$90,774	$83,558
Accounts and unbilled receivables, net of allowance of $720 and $760, respectively	44,627	38,801
Prepaid and other current assets	6,406	5,067
Total current assets	141,807	127,426
Restricted cash	—	329
Property and equipment, net	14,911	12,788
Other long term assets, net	5,319	5,936
Total assets	$162,037	$146,479
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$6,012	$3,775
Accrued liabilities	5,065	3,258
Accrued payroll and other employee benefits	6,858	7,669
Deferred revenue	35,788	39,774
Total current liabilities	53,723	54,476
Long-term deferred revenue	2,787	2,007
Other long-term liabilities	970	1,327
Total liabilities	57,480	57,810
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 32,535,983 and 31,966,432 shares issued, respectively; 28,118,398 and 27,548,847 shares outstanding, respectively	33	32
Additional paid-in capital	100,273	87,693
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Retained earnings	18,189	14,882
Total stockholders’ equity	104,557	88,669
Total liabilities and stockholders’ equity	$162,037	$146,479

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
License and implementation	$25,085	$19,494	$71,847	$55,466
Maintenance and support	11,728	10,419	34,119	29,602
Total revenue	36,813	29,913	105,966	85,068
Cost of revenue:
License and implementation	9,008	6,547	26,287	18,090
Maintenance and support	2,018	2,122	6,079	6,017
Total cost of revenue	11,026	8,669	32,366	24,107
Gross profit	25,787	21,244	73,600	60,961
Operating expenses:
Selling, marketing, general and administrative	15,714	12,383	45,936	34,524
Research and development	8,001	7,049	24,122	20,518
Acquisition-related	677	—	677	—
Income from operations	1,395	1,812	2,865	5,919
Other income (expense), net	83	(15)	(150)	(121)
Income before income tax provision	1,478	1,797	2,715	5,798
Income tax provision (benefit)	485	441	(592)	2,256
Net income	$993	$1,356	$3,307	$3,542
Net earnings per share:
Basic	$0.04	$0.05	$0.12	$0.13
Diluted	$0.03	$0.05	$0.11	$0.13
Weighted average number of shares:
Basic	28,096,333	27,426,269	27,953,416	27,322,940
Diluted	30,315,499	28,362,582	29,935,756	28,320,181

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2013	2012
Operating activities:
Net income	$3,307	$3,542
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	3,080	1,546
Share-based compensation	11,822	6,962
Excess tax benefits on share-based compensation	—	(1,715)
Tax (shortfall)/benefit from share-based compensation	(9)	1,621
Deferred income tax, net	654	344
Provision for doubtful accounts	(40)	(257)
Changes in operating assets and liabilities:
Accounts and unbilled receivables	(5,787)	(12,832)
Prepaid expenses and other assets	(1,413)	3,276
Accounts payable and other liabilities	2,191	137
Accrued liabilities	1,371	2,334
Accrued payroll and other employee benefits	(811)	1,123
Deferred revenue	(3,206)	4,788
Net cash provided by operating activities	11,159	10,869
Investing activities:
Purchases of property and equipment	(2,636)	(5,391)
Capitalized internal-use software development costs	(2,265)	(1,378)
Decrease in restricted cash	329	—
Net cash used in investing activities	(4,572)	(6,769)
Financing activities:
Exercise of stock options	3,079	1,033
Excess tax benefits on share-based compensation	—	1,715
Tax withholding related to net share settlement of restricted stock units	(2,450)	(2,411)
Debt issuance costs related to credit facility	—	(250)
Net cash provided by financing activities	629	87
Net increase in cash and cash equivalents	7,216	4,187
Cash and cash equivalents:
Beginning of period	83,558	68,457
End of period	$90,774	$72,644

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

			Quarter over Quarter			Year over Year
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2013	2012	% change	2013	2012	% change
GAAP gross profit	$25,787	$21,244	21%	$73,600	$60,961	21%
Non-GAAP adjustment:
GAAP share-based compensation	536	335		1,531	966
Non-GAAP gross profit	$26,323	$21,579	22%	$75,131	$61,927	21%

Non-GAAP gross margin	71.5%	72.1%		70.9%	72.8%

GAAP selling, marketing, general and administrative	$15,714	$12,383	27%	$45,936	$34,524	33%
Non-GAAP adjustment:
GAAP share-based compensation	2,940	1,662		8,000	4,565
Non-GAAP selling, marketing, general and administrative	$12,774	$10,721	19%	$37,936	$29,959	27%

GAAP research and development	$8,001	$7,049	14%	$24,122	$20,518	18%
Non-GAAP adjustment:
GAAP share-based compensation	788	493		2,291	1,431
Non-GAAP research and development	$7,213	$6,556	10%	$21,831	$19,087	14%

Income from operations	$1,395	$1,812	(23)%	$2,865	$5,919	(52)%
Non-GAAP adjustment:
GAAP share-based compensation	4,264	2,490		11,822	6,962
GAAP acquisition-related expenses	677	—		677	—
Non-GAAP income from operations	$6,336	$4,302	47%	$15,364	$12,881	19%

Non-GAAP income from operations % of total revenue	17.2%	14.4%		14.5%	15.1%

GAAP net income	993	1,356	(27)%	3,307	3,542	(7)%
Non-GAAP adjustment:
GAAP share-based compensation	4,264	2,490		11,822	6,962
GAAP acquisition-related expenses	677	—		677	—
Tax impact related to non-GAAP adjustments	(1,296)	(691)		(3,346)	(1,840)
Non-GAAP net income	$4,638	3,155	47%	12,460	8,664	44%

Non-GAAP diluted earnings per share	$0.15	$0.11		$0.42	$0.31

Shares used in computing non-GAAP earnings per share	30,315	28,363		29,936	28,320

Detail of non-GAAP share-based compensation expense:
Cost of revenue	$536	$335		$1,531	$966
Selling, marketing, general and administrative	2,940	1,662		8,000	4,565
Research and development	788	493		2,291	1,431
Total share-based compensation expense	$4,264	$2,490		$11,822	$6,962